EXHIBIT 11

                     COLLINS & AIKMAN HOLDINGS CORPORATION
                       COMPUTATION OF EARNINGS PER SHARE


                                                                                           FISCAL YEAR ENDED
                                                                                ----------------------------------------
                                                                                       (IN THOUSANDS, EXCEPT PER
                                                         THIRTEEN WEEKS ENDED                 SHARE DATA)
                                                        ----------------------  ----------------------------------------
                                                        APRIL 30,     MAY 1,    JANUARY 29,   JANUARY 30,   JANUARY 25,
                                                           1994        1993         1994          1993          1992
                                                        ----------  ----------  ------------  ------------  ------------
                                                             (UNAUDITED)
Shares outstanding....................................      35,035      35,035       35,035        35,035        35,035
                                                        ----------  ----------  ------------  ------------  ------------
                                                        ----------  ----------  ------------  ------------  ------------
Shares issued upon exercise of options
  1993 Plan...........................................       3,036       3,036        3,036         3,036         3,036
  1994 Plan...........................................         170         170          170           170           170
                                                        ----------  ----------  ------------  ------------  ------------
                                                             3,206       3,206        3,206         3,206         3,206
                                                        ----------  ----------  ------------  ------------  ------------
                                                        ----------  ----------  ------------  ------------  ------------
Proceeds from exercise of options
  1993 Plan...........................................  $   13,875  $   13,875   $   13,875    $   13,875    $   13,875
  1994 Plan...........................................         937         937          937           937           937
                                                        ----------  ----------  ------------  ------------  ------------
                                                            14,812      14,812       14,812        14,812        14,812
                                                        ----------  ----------  ------------  ------------  ------------
Applicable compensation expense
  1993 Plan...........................................      --          26,736       26,736        26,736        26,736
  1994 Plan...........................................       1,572       1,608        1,608         1,608         1,608
                                                        ----------  ----------  ------------  ------------  ------------
                                                             1,572      28,344       28,344        28,344        28,344
                                                        ----------  ----------  ------------  ------------  ------------
Amount available to buy back shares...................  $   16,384  $   43,156   $   43,156    $   43,156    $   43,156
                                                        ----------  ----------  ------------  ------------  ------------
                                                        ----------  ----------  ------------  ------------  ------------
  Per share price.....................................  $    10.50  $    10.50   $    10.50    $    10.50    $    10.50
                                                        ----------  ----------  ------------  ------------  ------------
                                                        ----------  ----------  ------------  ------------  ------------
  Shares repurchased under Treasury Stock Method......      (1,560)     (4,110)      (4,110)       (4,110)       (4,110)
                                                        ----------  ----------  ------------  ------------  ------------
Increase (decrease) in total shares...................       1,645        (904)        (904)         (904)         (904)
                                                        ----------  ----------  ------------  ------------  ------------
     Total shares for EPS.............................      36,680      34,131       34,131        34,131        34,131
                                                        ----------  ----------  ------------  ------------  ------------
                                                        ----------  ----------  ------------  ------------  ------------
Income (Loss) Applicable to Common Shareholders
  Continuing operations(1)............................  $    5,668  $  (11,093)  $ (197,048)   $  (64,189)   $  (89,143)
  Discontinued operations.............................      --          (3,596)    (104,339)     (218,317)      (16,365)
  Extraordinary items.................................      --          --           --            --            (1,793)
  Cumulative effect of accounting change..............      --          --           --            --           (42,316)
                                                        ----------  ----------  ------------  ------------  ------------
     Net Income (Loss)................................  $    5,668  $  (14,689)  $ (301,387)   $ (282,506)   $ (149,617)
                                                        ----------  ----------  ------------  ------------  ------------
                                                        ----------  ----------  ------------  ------------  ------------
Income (Loss) Per Common Share
  Continuing operations...............................  $      .15  $     (.32)  $    (5.77)   $    (1.88)   $    (2.61)
  Discontinued operations.............................      --            (.11)       (3.06)        (6.40)         (.48)
  Extraordinary item..................................      --          --           --            --              (.05)
  Cumulative effect of accounting change..............      --          --           --            --             (1.24)
                                                        ----------  ----------  ------------  ------------  ------------
     Net Income (Loss)................................  $      .15  $     (.43)  $    (8.83)   $    (8.28)   $    (4.38)
                                                        ----------  ----------  ------------  ------------  ------------
                                                        ----------  ----------  ------------  ------------  ------------

- ---------------
Notes:

(1) Income (loss) from continuing operations has been adjusted for dividends and accretion requirements on redeemable preferred stock of $7,086 and $5,620 for the thirteen weeks ended April 30, 1994 and May 1, 1993, respectively, and $23,723, $18,848 and $15,807 for fiscal years 1993, 1992 and 1991, respectively.